Q4 FY22 Earnings Release	Page 1 of 4

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports 4% GAAP and 3% Non-GAAP Revenue Growth for Fiscal Year 2022; Expects 9% to 11% Revenue Growth and Double-Digit Non-GAAP EPS Growth in Fiscal Year 2023

SEATTLE, WA - October 25, 2022 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its fourth quarter and fiscal year ended September 30, 2022.
“Organizations across the globe have embraced and accelerated digital transformation to improve efficiency and to deliver the extraordinary digital experiences that are significant drivers of their businesses. In a challenging macro environment, these efforts take on new importance,” said François Locoh-Donou, F5’s President and CEO. “F5’s solutions automate, secure, and manage our customers’ rapidly expanding application footprints and evolving hybrid IT environments, enabling our customers to focus fewer resources on managing their IT infrastructure and more resources on running and growing their businesses.”
Fiscal Year 2022 Performance Summary
Fiscal year 2022 GAAP revenue grew 4%, to $2.7 billion, up from $2.6 billion in the year ago period. Fiscal year 2022 non-GAAP revenue grew 3%, to $2.7 billion, up from $2.6 billion in fiscal year 2021. Product revenue grew 6% from the year-ago period, including 33% software revenue growth. Systems revenue declined 13% from the year-ago period as a result of ongoing semiconductor shortages. Global services revenue grew 2% from the year-ago period.
GAAP net income for fiscal year 2022 was $322 million, or $5.27 per diluted share, compared to $331 million, or $5.34 per diluted share, in fiscal year 2021.
Non-GAAP net income for fiscal year 2022 was $623 million, or $10.19 per diluted share, compared to $671 million, or $10.81 per diluted share, in fiscal year 2021.
Fourth Quarter Performance Summary
Fourth quarter fiscal year 2022 revenue grew 3% from the year ago period, to $700 million, up from $682 million in fiscal year 2021. Product revenue grew 3% from the year-ago period, including 13% software revenue growth. Systems revenue declined 5% from the year-ago period as a result of ongoing semiconductor shortages. Global services revenue grew 2% from the year-ago period.
GAAP net income for the fourth quarter of fiscal year 2022 was $89 million, or $1.49 per diluted share compared to net income of $111 million, or $1.80 per diluted share, in fiscal year 2021.
Non-GAAP net income for the fourth quarter of fiscal year 2022 was $158 million, or $2.62 per diluted share, compared to $185 million, or $3.01 per diluted share, in fiscal year 2021.
A reconciliation of GAAP to non-GAAP measures is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.

Q4 FY22 Earnings Release	Page 2 of 4
Business Outlook
“Over the next year, our business is likely to benefit from tailwinds to our systems business as a result of improving component availability and to bear some weight from macroeconomic headwinds. In the balance, we expect to deliver fiscal year 2023 revenue growth of 9% to 11%,” continued Locoh-Donou. “We also expect the combination of revenue growth and operating leverage will enable us to deliver non-GAAP earnings growth in the low-to-mid teens in fiscal year 2023.”
For the first quarter of fiscal year 2023, F5 expects to deliver revenue in the range of $690 million to $710 million, with non-GAAP earnings in the range of $2.25 to $2.37 per diluted share.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, October 25, 2022, at 4:30 pm ET. The live webcast is accessible from the investor relations portion of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (888) 330-2454. Outside the U.S. and Canada, dial +1 (240) 789-2714. Please use access code 3209415. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding F5’s future financial performance including revenue, revenue growth and earnings growth; demand for application security and delivery solutions, future customer demand, markets, and the benefits of products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; continued disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations;

Q4 FY22 Earnings Release	Page 3 of 4
potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Acquisition-related write-downs of assumed deferred revenue. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives, and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred charges in connection with the exit of facilities as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.

Q4 FY22 Earnings Release	Page 4 of 4
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Impairment charges. In fiscal year 2021, F5 recorded impairment charges related to the permanent exit of certain floors at its Seattle headquarters. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 is a multi-cloud application services and security company committed to bringing a better digital world to life. F5 partners with the world’s largest, most advanced organizations to optimize and secure every app and API anywhere, including on-premises, in the cloud, or at the edge. F5 enables organizations to provide exceptional, secure digital experiences for their customers and continuously stay ahead of threats. For more information, go to f5.com. (NASDAQ: FFIV)
You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies. F5 and BIG-IP are trademarks, service marks, or tradenames of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$758,012	$580,977
Short-term investments	126,554	329,630
Accounts receivable, net of allowances of $6,020 and $3,696	469,979	340,536
Inventories	68,365	22,055
Other current assets	489,314	337,902
Total current assets	1,912,224	1,611,100
Property and equipment, net	168,182	191,164
Operating lease right-of-use assets	227,475	244,934
Long-term investments	9,544	132,778
Deferred tax assets	183,365	128,193
Goodwill	2,259,282	2,216,553
Other assets, net	516,122	472,558
Total assets	$5,276,194	$4,997,280
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$113,178	$62,096
Accrued liabilities	309,819	341,487
Deferred revenue	1,067,182	968,669
Current portion of long-term debt	349,772	19,275
Total current liabilities	1,839,951	1,391,527
Deferred tax liabilities	2,781	2,414
Deferred revenue, long-term	624,398	521,173
Operating lease liabilities, long-term	272,376	296,945
Long-term debt	—	349,772
Other long-term liabilities	67,710	75,236
Total long-term liabilities	967,265	1,245,540
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 59,860 and 60,652 shares issued and outstanding	91,048	192,458
Accumulated other comprehensive loss	(26,176)	(20,073)
Retained earnings	2,404,106	2,187,828
Total shareholders’ equity	2,468,978	2,360,213
Total liabilities and shareholders’ equity	$5,276,194	$4,997,280

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net revenues
Products (1)	$349,968	$339,921	$1,317,117	$1,247,084
Services	350,065	342,076	1,378,728	1,356,332
Total	700,033	681,997	2,695,845	2,603,416
Cost of net revenues (2)(3)(4)(5)(6)
Products	93,259	76,992	319,713	286,293
Services	54,203	51,686	219,914	206,853
Total	147,462	128,678	539,627	493,146
Gross profit	552,571	553,319	2,156,218	2,110,270
Operating expenses (2)(3)(4)(5)(6)
Sales and marketing	236,999	233,154	926,591	929,983
Research and development	138,522	124,700	543,368	512,627
General and administrative	69,520	69,101	274,558	273,635
Restructuring charges	—	—	7,909	—
Total	445,041	426,955	1,752,426	1,716,245
Income from operations	107,530	126,364	403,792	394,025
Other (loss) income, net	(7,813)	(2,865)	(18,399)	(7,088)
Income before income taxes	99,717	123,499	385,393	386,937
Provision for income taxes	10,371	12,781	63,233	55,696
Net income	$89,346	$110,718	$322,160	$331,241

Net income per share — basic	$1.50	$1.83	$5.34	$5.46
Weighted average shares — basic	59,751	60,526	60,274	60,707

Net income per share — diluted	$1.49	$1.80	$5.27	$5.34
Weighted average shares — diluted	60,126	61,606	61,097	62,057

Non-GAAP Financial Measures
Net income as reported	$89,346	$110,718	$322,160	$331,241
Acquisition-related write-downs of assumed deferred revenue	—	—	—	1,283
Stock-based compensation expense	59,455	60,522	249,216	243,279
Amortization and impairment of purchased intangible assets	12,701	12,879	57,689	48,722
Facility-exit costs	2,311	4,056	10,321	14,929
Acquisition-related charges	9,329	16,867	49,410	86,094
Impairment charges	—	—	—	33,825
Restructuring charges	—	—	7,909	—
Tax effects related to above items	(15,488)	(19,804)	(74,075)	(88,408)
Net income excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$157,654	$185,238	$622,630	$670,965

Net income per share excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$2.62	$3.01	$10.19	$10.81

Weighted average shares - diluted	60,126	61,606	61,097	62,057

(1) GAAP net product revenues	$349,968	$339,921	$1,317,117	$1,247,084
Acquisition-related write-downs of assumed deferred revenue	—	—	—	1,283
Non-GAAP net product revenues	349,968	339,921	1,317,117	1,248,367
GAAP net service revenues	350,065	342,076	1,378,728	1,356,332
Acquisition-related write-downs of assumed deferred revenue	—	—	—	—
Non-GAAP net service revenues	350,065	342,076	1,378,728	1,356,332
Total non-GAAP net revenues	$700,033	$681,997	$2,695,845	$2,604,699

(2) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,168	$7,204	$29,257	$29,107
Sales and marketing	24,347	25,896	104,285	104,578
Research and development	17,463	17,109	71,781	67,155
General and administrative	10,477	10,313	43,893	42,439
	$59,455	$60,522	$249,216	$243,279

(3) Includes amortization and impairment of purchased intangible assets as follows:
Cost of net revenues	$9,959	$9,468	$39,837	$35,156
Sales and marketing	2,389	2,836	16,169	11,266
General and administrative	353	575	1,683	2,300
	$12,701	$12,879	$57,689	$48,722

(4) Includes facility-exit costs as follows:
Cost of net revenues	$274	$678	$1,429	$2,604
Sales and marketing	628	1,115	2,811	4,166
Research and development	901	1,309	3,656	4,661
General and administrative	508	954	2,425	3,498
	$2,311	$4,056	$10,321	$14,929

(5) Includes acquisition-related charges as follows:
Cost of net revenues	$108	$10	$399	$2,532
Sales and marketing	2,683	6,513	14,949	29,726
Research and development	5,430	5,935	22,600	31,055
General and administrative	1,108	4,409	11,462	22,781
	$9,329	$16,867	$49,410	$86,094

(6) Includes impairment charges as follows:
Cost of net revenues	$—	$—	$—	$4,388
Sales and marketing	—	—	—	10,256
Research and development	—	—	—	9,845
General and administrative	—	—	—	9,336
	$—	$—	$—	$33,825

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years Ended
	September 30,
	2022	2021
Operating activities
Net income	$322,160	$331,241
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	249,216	243,279
Depreciation and amortization	115,609	115,424
Non-cash operating lease costs	38,735	38,375
Deferred income taxes	(40,244)	(76,930)
Impairment of assets	6,175	40,698
Other	1,267	737
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(130,605)	(46,289)
Inventories	(46,310)	5,843
Other current assets	(144,628)	(84,328)
Other assets	(87,008)	(110,653)
Accounts payable and accrued liabilities	19,163	22,933
Deferred revenue	191,147	216,431
Lease liabilities	(52,046)	(51,565)
Net cash provided by operating activities	442,631	645,196
Investing activities
Purchases of investments	(61,284)	(472,165)
Maturities of investments	260,357	197,279
Sales of investments	120,578	271,521
Acquisition of businesses, net of cash acquired	(67,911)	(411,319)
Purchases of property and equipment	(33,624)	(30,651)
Net cash provided by (used in) investing activities	218,116	(445,335)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	64,540	65,752
Repurchase of common stock	(500,023)	(500,000)
Payments on term debt agreement	(20,000)	(20,000)
Taxes paid related to net share settlement of equity awards	(21,025)	(14,032)
Net cash used in financing activities	(476,508)	(468,280)
Net increase (decrease) in cash, cash equivalents and restricted cash	184,239	(268,419)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6,365)	(74)
Cash, cash equivalents and restricted cash, beginning of period	584,333	852,826
Cash, cash equivalents and restricted cash, end of period	$762,207	$584,333
Supplemental disclosures of cash flow information
Cash paid for taxes, net of refunds	$110,036	$99,378
Cash paid for amounts included in the measurement of lease liabilities	58,592	61,504
Cash paid for interest on long-term debt	7,981	5,280
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$20,778	$13,051